As filed with the Securities and Exchange Commission on April 27, 2004

Registration No. 333-32018

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Brookstone, Inc.

(Exact name of registrant as specified in its charter)

Delaware	06-1182895
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

17 Riverside Street

Nashua, New Hampshire 03062

(Address of principal executive offices, including zip code)

1999 EQUITY INCENTIVE PLAN

(Full Title of the Plan)

Philip W. Roizin	David B. Walek
Brookstone, Inc.	Ropes & Gray LLP
17 Riverside Street	One International Place
Nashua, New Hampshire 03062	Boston, Massachusetts 02110
(603) 880-9500	(617) 951-7000

(Name, Address and Telephone Number, including Area Code, of Agents for Service)

INCORPORATION BY REFERENCE

This Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (the “Post-Effective Amendment No. 2”), filed pursuant to Instruction E of Form S-8, relates to the Registration Statement on Form S-8 (No. 333-32018) of Brookstone, Inc. (the “Registrant” or the “Company”) filed by the Company with the Securities and Exchange Commission (the “SEC”) on March 9, 2000 (the “Registration Statement”). Under the Registration Statement, the Registrant registered 425,000 shares of Common Stock, par value $0.001 (the “Common Stock”), to be offered and sold in connection with the Registrant’s 1999 Equity Incentive Plan (the “Plan”). The contents of the Registrant’s Registration Statement on Form S-8 (No. 333-32018) are incorporated by reference in this Post-Effective Amendment No. 2.

POST-EFFECTIVE AMENDMENT NO. 2

On August 19, 2003, the board of directors of the Registrant approved a three-for-two stock split of the Company’s Common Stock, in the form of a stock dividend, to be distributed on September 23, 2003 to all stockholders of record on September 2, 2003 (the “2003 Stock Split”). After giving effect to the 2003 Stock Split, the aggregate number of shares of Common Stock issuable under the Plan increased from 425,000 to 637,500, as indicated in Post-Effective Amendment No.1 to this Registration Statement filed by the Company with the SEC on September 23, 2003.

On April 8, 2004, the board of directors approved another three-for-two stock split of the Company’s Common Stock, in the form of a stock dividend, to be distributed on April 26, 2004 to all stockholders of record on April 19, 2004 (the “2004 Stock Split”). After giving effect to the 2004 Stock Split, the aggregate number of shares of Common Stock that may be issued under the Plan increases from 637,500 to 956,250.

The purpose of this Post-Effective Amendment No. 2 is to reflect, in accordance with Rule 416(b) of the Securities Act of 1933, as amended, the change in the amount of securities registered under this Registration Statement, on account of the 2004 Stock Split, from 637,500 to 956,250.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Ropes & Gray LLP (contained in the opinion filed as Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 2 and has duly caused the Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashua, New Hampshire, on this 27th day of April, 2004.

BROOKSTONE, INC.

By:	/s/ Michael F. Anthony

	Name:	Michael F. Anthony
	Title:	Chairman of the Board of Directors, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 has been signed below by the following persons in the capacities indicated.

Signature	Capacity

* Michael F. Anthony	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)

/s/ Philip W. Roizin Philip W. Roizin	Executive Vice President, Treasurer and Secretary (Principal Financial and Accounting Officer)

* Mone Anathan, III	Director

* Michael L. Glazer	Director

* Kenneth E. Nisch	Director

* Andrea M. Weiss	Director

*By:	/s/ Michael F. Anthony

For himself in the capacities indicated above and as attorney-in-fact

Date: April 27, 2004